                                   EXHIBIT 4.1

                                 VALENTIS, INC.
                            SHARE PURCHASE AGREEMENT


This SHARE PURCHASE AGREEMENT (this "Agreement"), is made and entered into as of April 6, 2000, by and among VALENTIS, INC., a Delaware corporation (the "Company"), and the purchasers listed on Schedule A attached hereto (collectively, the "Purchasers" and individually, a "Purchaser").

1.       AUTHORIZATION OF SALE OF THE SHARES

         Subject to the terms and conditions of this Agreement, the Company has authorized the sale of up to 3,000,000 shares (the "Shares") of common stock, par value $0.001 per share (the "Common Stock"), of the Company.

2.       AGREEMENT TO SELL AND PURCHASE THE SHARES

         2.1      PURCHASE AND SALE

         Subject to the terms and conditions of this Agreement, each Purchaser severally agrees to purchase, and the Company agrees to sell and issue to each Purchaser, at the Closing (as defined below) that number of Shares set forth opposite such Purchaser's name on Schedule A attached hereto.

         2.2      PURCHASE PRICE

         The purchase price of each Share (the "Per Share Price") shall be $10.00. The Company will not sell (i) Shares at a price per share of less than $10.00, or (ii) options, warrants or any other securities that can be converted into, or otherwise exchanged for, shares of the Company's common stock at a conversion or exercise price per share less than $10.00 for ninety (90) days after the Closing Date (as defined below) without adjusting the Per Share Price hereunder accordingly.

3.       DELIVERY OF THE SHARES AT THE CLOSING

         (a) The completion of the purchase and sale of the Shares (the "Closing") shall occur at the offices of Cooley Godward LLP, counsel to the Company, at 3175 Hanover Street, Palo Alto, California at 9:00 a.m. local time on April 13, 2000 or such other time and date as may be agreed by the parties (the "Closing Date").

         (b) At the Closing, the Company shall authorize its transfer agent (the "Transfer Agent") to issue to each Purchaser one or more stock certificates registered in the name of such Purchaser, or in such nominee name(s) as designated by such Purchaser in writing, representing the number of Shares set forth in Section 2 above and bearing an appropriate legend referring to the fact that the Shares were sold in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), and Rule 506 under the Securities Act. The Company will deliver certificates representing the number of Shares set forth in Section 2 (the "Certificates") against delivery of payment for the Shares by the Purchasers. Prior to the Purchasers' delivery of payment for the Shares, the Company will deliver via facsimile a copy of the Certificates to be delivered upon Closing to the office of the Purchasers (at the fax number indicated on the signature pages attached hereto).

         (c) The Company's obligation to complete the purchase and sale of the Shares shall be subject to the following conditions, any one or more of which may be waived by the Company:

                  (i) receipt by the Company from stockholders holding rights to require the Company to register the sale of any securities owned by such holder in the Registration Statement (as defined below) of waivers of such rights (including the waiver of any notice requirements related to such rights);

                  (ii) receipt by the Company of same-day funds in the full amount of the purchase price for the Shares being purchased under this Agreement; and

                  (iii) the accuracy in all material respects of the representations and warranties made by the Purchasers and the fulfillment in all material respects of those undertakings of the Purchasers to be fulfilled before the Closing.

         (d) The Purchasers' obligations to accept delivery of such stock certificates and to pay for the Shares evidenced by the certificates shall be subject to the following conditions, any one or more of which may be waived by a Purchaser with respect to such Purchaser's obligation:

                  (i) the representations and warranties made by the Company in this Agreement shall be accurate in all material respects and the undertakings of the Company shall have been fulfilled in all material respects on or before the Closing;

                  (ii) the Company shall have delivered to the Purchasers a certificate executed by the chairman of the board or president and the chief financial or accounting officer of the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Purchasers, to the effect that the representations and warranties of the Company set forth in Section 4 hereof are true and correct in all material respects as of the date of this Agreement and as of the Closing Date, and that the Company has complied with all the agreements and satisfied all the conditions in this Agreement on its part to be performed or satisfied on or before the Closing Date; and

                  (iii) the Company shall have delivered to Purchasers a legal opinion in substantially the form attached hereto as Exhibit A.

                  (iv) the Company shall have obtained gross proceeds of at least $15 million from the sale of the Shares at the Closing.

         (e) Each Purchaser's obligations under this Agreement are expressly not conditioned on the purchase by any or all of the other Purchasers of the Shares that they have agreed to purchase from the Company under this Agreement.

4.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         Except as set forth on the Schedule of Exceptions attached hereto as Exhibit B, the Company hereby represents and warrants to the Purchasers as follows (which representations and warranties shall be deemed to apply, where appropriate, to each subsidiary of the Company):

         4.1      ORGANIZATION AND QUALIFICATION

         The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware. The Company has the corporate power and authority to own, lease and operate its properties and to conduct its business as currently conducted and to enter into and perform its obligations under this Agreement. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not, singly or in the aggregate, have a material adverse effect on the condition, financial or otherwise, or the earnings, assets, business affairs or business prospects of the Company.

         4.2      CAPITALIZATION

         (a) The authorized capital stock of the Company consists of 45,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock.

         (b) As of February 29, 2000, the issued and outstanding capital stock of the Company consists of 27,024,456 shares of Common Stock. The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and have not been issued in violation of or are not otherwise subject to any preemptive or other similar rights.

         (c) The Company has reserved 3,500,000 shares of Common Stock for issuance upon the exercise of stock options granted or available for future grant under the Company's 1997 Equity Incentive Plan, 1998 Non-Employee Directors' Stock Option Plan and 1997 Employee Stock Purchase Plan (together, the "Valentis Plans"). In addition, in connection with the Company's merger with GeneMedicine, Inc. in March 1999, the Company assumed options to purchase 1,500,000 shares of Common Stock pursuant to GeneMedicine, Inc.'s stock option plans (together with the Valentis Plans, the "Company Plans"). Under the Company Plans, options to purchase 2,305,218 shares of Common Stock have been granted and are outstanding and 1,321,119 are available for grant.

         (d) The Company has reserved 28,969 shares of Common Stock for issuance upon the exercise of outstanding warrants to purchase Common Stock.

         With the exception of the foregoing, there are no outstanding subscriptions, options, warrants, convertible or exchangeable securities or other rights granted to or by the Company to purchase shares of Common Stock or other securities of the Company and there are no commitments, plans or arrangements to issue any shares of Common Stock or any security convertible into or exchangeable for Common Stock.

         4.3      ISSUANCE, SALE AND DELIVERY OF THE SHARES

         (a) The Shares have been duly authorized for issuance and sale to the Purchasers pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth in this Agreement, will be validly issued and fully paid and nonassessable and free and clear of all pledges, liens and encumbrances. The certificates evidencing the Shares are in due and proper form under Delaware law.

         (b) The issuance of the Shares is not subject to preemptive or other similar rights. No further approval or authority of the shareholders or the Board of Directors of the Company will be required for the issuance and sale of the Shares to be sold by the Company as contemplated in this Agreement.

         (c) Subject to the accuracy of the Purchasers' representations and warranties in Section 5 of this Agreement, the offer, sale, and issuance of the Shares in conformity with the terms of this Agreement constitute transactions exempt from the registration requirements of Section 5 of the Securities Act and from the registration or qualification requirements of the laws of any applicable state or United States jurisdiction.

         4.4      FINANCIAL STATEMENTS

         The financial statements included (as exhibits or otherwise) in the Company Documents (as defined below) present fairly the financial position of the Company as of the dates indicated and the results of their operations for the periods specified. Except as otherwise stated in such Company Documents, such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis, and any supporting schedules included with the financial statements present fairly the information stated in the financial statements. The financial and statistical data set forth in the Company Documents were prepared on an accounting basis consistent with such financial statements.

         4.5      NO MATERIAL CHANGE

         Since December 31, 1999,

         (a) there has been no material adverse change or any development involving a prospective material adverse change in or affecting the condition, financial or otherwise, or in the earnings, assets, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business;

         (b) there have been no transactions entered into by the Company other than those in the ordinary course of business, which are material with respect to the Company; and

         (c) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

         The Company has no material contingent obligations.

         4.6      ENVIRONMENTAL

         Except as would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the condition, financial or otherwise, or the earnings, assets, business affairs or business prospects of the Company,

         (a) the Company is in compliance with all applicable Environmental Laws (as defined below);

         (b) the Company has all permits, authorizations and approvals required under any applicable Environmental Laws and is in compliance with the requirements of such permits authorizations and approvals;

         (c) there are no pending or, to the best knowledge of the Company, threatened Environmental Claims (as defined below) against the Company; and

         (d) under applicable law, there are no circumstances with respect to any property or operations of the Company that are reasonably likely to form the basis of an Environmental Claim against the Company.

         For purposes of this Agreement, the following terms shall have the following meanings: "Environmental Law" means any United States (or other applicable jurisdiction's) Federal, state, local or municipal statute, law, rule, regulation, ordinance, code, policy or rule of common law and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or any chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority. "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law.

         4.7      NO DEFAULTS

         The Company is not in violation of its certificate of incorporation or bylaws or in material default in the performance or observance of any obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, loan agreement, deed, trust, note, lease, sublease, voting agreement, voting trust, or other instrument or material agreement to which the Company is a party or by which it may be bound, or to which any of the property or assets of the Company is subject.

         4.8      LABOR MATTERS

         No labor dispute with the employees of the Company exists or, to the best knowledge of the Company, is imminent.

         4.9      NO ACTIONS

         There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company which, singly or in the aggregate, might result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, or which, singly or in the aggregate, might materially and adversely affect the properties or assets thereof or which might materially and adversely affect the consummation of this Agreement, nor, to the best knowledge of the Company, is there any reasonable basis therefor. The Company is not in default with respect to any judgment, order or decree of any court or governmental agency or instrumentality which, singly or in the aggregate, would have a material adverse effect on the assets, properties or business of the Company.

         4.10     INTELLECTUAL PROPERTY

         (a) The Company, to the best of its knowledge in the course of diligent inquiry, owns or is licensed to use all patents, patent applications, inventions, trademarks, trade names, applications for registration of trademarks, service marks, service mark applications, copyrights, know-how, manufacturing processes, formulae, trade secrets, licenses and rights in any thereof and any other intangible property and assets that are material to the business of the Company as now conducted and as proposed to be conducted (in this Agreement called the "Proprietary Rights"), or is seeking, or will seek, to obtain rights to use such Proprietary Rights that are material to the business of the Company as proposed to be conducted.

         (b) The Company does not have any knowledge of, and the Company has not given or received any notice of, any pending conflicts with or infringement of the rights of others with respect to any Proprietary Rights or with respect to any license of Proprietary Rights which are material to the business of the Company.

         (c) No action, suit, arbitration, or legal, administrative or other proceeding, or investigation is pending, or, to the best knowledge of the Company, threatened, which involves any Proprietary Rights, nor, to the best knowledge of the Company, is there any reasonable basis therefor.

         (d) The Company is not subject to any judgment, order, writ, injunction or decree of any court or any Federal, state, local, foreign or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any arbitrator, and has not entered into or is not a party to any contract which restricts or impairs the use of any such Proprietary Rights in a manner which would have a material adverse effect on the use of any of the Proprietary Rights.

         (e) The Company has not received written notice of any pending conflict with or infringement upon such third-party proprietary rights.

         (f) The Company has not entered into any consent, indemnification, forbearance to sue or settlement agreement with respect to Proprietary Rights other than in the ordinary course of business. No claims have been asserted by any person with respect to the validity of the Company's ownership or right to use the Proprietary Rights and, to the best knowledge of the Company, there is no reasonable basis for any such claim to be successful.

         (g) The Company has complied, in all material respects, with its obligations relating to the protection of the Proprietary Rights which are material to the business of the Company used pursuant to licenses.

         (h) To the best knowledge of the Company, no person is infringing on or violating the Proprietary Rights.

         4.11     PERMITS

         The Company possesses and is operating in compliance with all material licenses, certificates, consents, authorities, approvals and permits from all state, federal, foreign and other regulatory agencies or bodies necessary to conduct the businesses now operated by it, and the Company has not received any notice of proceedings relating to the revocation or modification of any such permit or any circumstance which would lead it to believe that such proceedings are reasonably likely which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the condition, financial or otherwise, or the earnings, assets, business affairs or business prospects of the Company.

         4.12     DUE EXECUTION, DELIVERY AND PERFORMANCE

         (a) This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnity and contribution under this Agreement may be limited by Federal or state securities laws or the public policy underlying such laws.

         (b) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated in this Agreement and the fulfillment of the terms of this Agreement have been duly authorized by all necessary corporate action and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, any contract, indenture, mortgage, loan agreement, deed, trust, note, lease, sublease, voting agreement, voting trust or other instrument or agreement to which the Company is a party or by which it may be bound, or to which any of the property or assets of the Company is subject, and will not trigger anti-dilution rights or other rights to acquire additional equity securities of the Company, nor will such action result in any violation of the provisions of the articles of incorporation or bylaws of the Company or any applicable statute, law, rule, regulation, ordinance, decision, directive or order.

         4.13     PROPERTIES

         The Company has good and marketable title to its properties, free and clear of all material security interests, mortgages, pledges, liens, charges, encumbrances and claims of record. The properties of the Company are, in the aggregate, in good repair (reasonable wear and tear excepted), and suitable for their respective uses. Any real property held under lease by the Company is held under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the conduct of the business of the Company. The Company owns or leases all such properties as are necessary to its business or operations as now conducted.

         4.14     COMPLIANCE

         The Company has conducted and is conducting its business in compliance with all applicable Federal, state, local and foreign statutes, laws, rules, regulations, ordinances, codes, decisions, decrees, directives and orders, except where the failure to do so would not, singly or in the aggregate, have a material adverse effect on the condition, financial or otherwise, or on the earnings, assets, business affairs or business prospects of the Company.

         4.15     SECURITY MEASURES

         The Company takes security measures designed to enable the Company to assert trade secret protection in its non-patented technology.

         4.16     CONTRIBUTIONS

         To the best of the Company's knowledge, neither the Company nor any employee or agent of the Company has made any payment of funds of the Company or received or retained any funds in violation of any law, rule or regulation.

         4.17     USE OF PROCEEDS; INVESTMENT COMPANY

         The Company intends to use the proceeds from the sale of the Shares for working capital and other general corporate purposes. The Company is not now, and after the sale of the Shares under this Agreement and under all other agreements and the application of the net proceeds from the sale of the Shares described in the proceeding sentence will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         4.18     PRIOR OFFERINGS

         All offers and sales of capital stock of the Company before the date of this Agreement were at all relevant times duly registered or exempt from the registration requirements of the Securities Act and were duly registered or subject to an available exemption from the registration requirements of the applicable state securities or Blue Sky laws.

         4.19     TAXES

         The Company has filed all material tax returns required to be filed, which returns are true and correct in all material respects, and the Company is not in default in the payment of any taxes, including penalties and interest, assessments, fees and other charges, shown thereon due or otherwise assessed, other than those being contested in good faith and for which adequate reserves have been provided or those currently payable without interest which were payable pursuant to said returns or any assessments with respect thereto.

         4.20     OTHER GOVERNMENTAL PROCEEDINGS

         To the Company's knowledge, there are no rulemaking or similar proceedings before The United States Food and Drug Administration or comparable Federal, state, local or foreign government bodies that involve or affect the Company, which, if the subject of an action unfavorable to the Company, could involve a prospective material adverse change in or effect on the condition, financial or otherwise, or in the earnings, assets, business affairs or business prospects of the Company.

         4.21     NON-COMPETITION AGREEMENTS

         To the knowledge of the Company, any full-time employee who has entered into any non-competition, non-disclosure, confidentiality or other similar agreement with any party other than the Company is neither in violation of nor is expected to be in violation of that agreement as a result of the business currently conducted or expected to be conducted by the Company or such person's performance of his or her obligations to the Company. The Company has not received written notice that any consultant or scientific advisor of the Company is in violation of any non-competition, non-disclosure, confidentiality or similar agreement.

         4.22     TRANSFER TAXES

         On the Closing Date, all stock transfer or other taxes (other than income taxes) that are required to be paid in connection with the sale and transfer of the Shares to be sold to the Purchasers under this Agreement will be, or will have been, fully paid or provided for by the Company and all laws imposing such taxes will be or will have been fully complied with.

         4.23     INSURANCE

         The Company maintains insurance of the type and in the amount that the Company reasonably believes is adequate for its business, including, but not limited to, insurance covering all real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and all other risks customarily insured against by similarly situated companies, all of which insurance is in full force and effect.

         4.24     GOVERNMENTAL CONSENTS

         No registration, authorization, approval, qualification or consent of any court or governmental authority or agency is necessary in connection with the execution and delivery of this Agreement or the offering, issuance or sale of the Shares under this Agreement.

         4.25     SECURITIES AND EXCHANGE COMMISSION FILINGS

         The Company has timely filed with the Securities and Exchange Commission (the "Commission") all documents required to be filed by the Company under the Exchange Act of 1934, as amended (the "Exchange Act.")

         4.26     ADDITIONAL INFORMATION

         The Company represents and warrants that the information contained in the following documents (the "Company Documents"), which will be provided to Purchaser before the Closing, is or will be true and correct in all material respects as of their respective final dates:

         (a) the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1999;

         (b) the Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30, 1999 and December 31, 1999;

         (c) the Company's Proxy Statement for its 1999 Annual Meeting of Shareholders; and

         (d) all other documents, if any, filed by the Company with the Commission since June 30, 1999 pursuant to the reporting requirements of the Securities Exchange Act.

         4.27     CONTRACTS

         The contracts described in the Company Documents or incorporated by reference therein are in full force and effect on the date hereof, except for contracts the termination or expiration of which would not, singly or in the aggregate, have a material adverse effect on the business, properties or assets of the Company. Neither the Company nor, to the best knowledge of the Company, any other party is in material breach of or default under any such contracts.

5.       REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASERS

         5.1      SECURITIES LAW REPRESENTATIONS AND WARRANTIES

         Each Purchaser represents, warrants and covenants to the Company as follows:

         (a) The Purchaser is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in shares representing an investment decision like that involved in the purchase of the Shares, including investments in securities issued by the Company, and has requested, received, reviewed and considered all information it deems relevant in making an informed decision to purchase the Shares.

         (b) The Purchaser is acquiring the number of Shares set forth in
Section 2 above in the ordinary course of its business and for its own account for investment (as defined for purposes of the Hart-Scott-Rodino Antitrust Improvement Act of 1976 and the regulations thereunder) only, and has no present intention of distributing any of the Shares nor any arrangement or understanding with any other persons regarding the distribution of such Shares within the meaning of Section 2(11) of the Securities Act, other than as contemplated in
Section 7 of this Agreement.

         (c) The Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares except in compliance with the Securities Act and the Rules and Regulations.

         (d) The Purchaser has completed or caused to be completed the Stock Certificate Questionnaire and the Registration Statement Questionnaire, attached to this Agreement as Appendices I and II, for use in preparation of the Registration Statement (as defined in Section 7.3 below), and the answers to the Questionnaires are true and correct as of the date of this Agreement and will be true and correct as of the effective date of the Registration Statement; provided that the Purchasers shall be entitled to update such information by providing notice thereof to the Company before the effective date of such Registration Statement.

         (e) The Purchaser has, in connection with its decision to purchase the number of Shares set forth in Section 2 above, relied solely upon the Company Documents and the representations and warranties of the Company contained in this Agreement.

         (f) The Purchaser is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act and has completed and returned the Investor Questionnaire previously provided by the Company.

         5.2      RESALES OF SHARES

         (a) The Purchaser hereby covenants with the Company not to make any sale of the Shares without satisfying the requirements of the Securities Act and the Rules and Regulations, including, in the event of any resale under the Registration Statement, the prospectus delivery requirements under the Securities Act, and the Purchaser acknowledges and agrees that such Shares are not transferable on the books of the Company pursuant to a resale under the Registration Statement unless the certificate submitted to the transfer agent evidencing the Shares is accompanied by a separate officer's certificate

                 (i) in the form of Appendix III to this Agreement;

                 (ii) executed by an officer of, or other authorized person designated by, the Purchaser; and

                 (iii) to the effect that (A) the Shares have been sold in accordance with the Registration Statement and (B) the requirement of delivering a current prospectus has been satisfied.

         (b) The Purchaser acknowledges that there may occasionally be times when the Company determines the use of the prospectus forming a part of the Registration Statement (the "Prospectus," as further defined in Section 7.3.1 below) should be suspended until such time as an amendment or supplement to the Registration Statement or the Prospectus has been filed by the

Company and any such amendment to the Registration Statement is declared effective by the Commission, or until such time as the Company has filed an appropriate report with the Commission pursuant to the Exchange Act. The Purchaser hereby covenants that it will not sell any Shares pursuant to the Prospectus during the period commencing at the time at which the Company gives the Purchaser written notice of the suspension of the use of the Prospectus and ending at the time the Company gives the Purchaser written notice that the Purchaser may thereafter effect sales pursuant to the Prospectus. The Company may, upon written notice to the Purchasers, suspend the use of the Prospectus for up to two 20 (twenty) day periods in any 365-day period based on the reasonable determination of the Company's Board of Directors that there is a significant business purpose for such determination, such as pending corporate developments, public filings with the SEC or similar events. The Company shall in no event be required to disclose the business purpose for which it has suspended the use of the Prospectus if the Company determines in its good faith judgment that the business purpose should remain confidential.

         (c) The Purchaser further covenants to notify the Company promptly of the sale of any of its Shares, other than sales pursuant to a Registration Statement contemplated in Section 7 of this Agreement or sales upon termination of the transfer restrictions pursuant to Section 7.4 of this Agreement.

         5.3      DUE EXECUTION, DELIVERY AND PERFORMANCE

         (a) This Agreement has been duly executed and delivered by the Purchaser and constitutes a valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as rights to indemnity and contribution under this Agreement may be limited by Federal or state securities laws or the public policy underlying such laws.

         (b) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated in this Agreement and the fulfillment of the terms of this Agreement have been duly authorized by all necessary corporate action and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Purchaser pursuant to, any contract, indenture, mortgage, loan agreement, deed, trust, note, lease, sublease, voting agreement, voting trust or other instrument or agreement to which the Purchaser is a party or by which it or any of them may be bound, or to which any of the property or assets of the Purchaser is subject, nor will such action result in any violation of the provisions of the charter or bylaws of the Purchaser or any applicable statute, law, rule, regulation, ordinance, decision, directive or order.

6.       SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

         Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and the Purchasers in this Agreement and in the certificates for the Shares delivered pursuant to this Agreement shall survive the execution of this Agreement, the delivery to the Purchasers of the Shares being purchased and the payment therefor.

7.       FORM D FILING; REGISTRATION; COMPLIANCE WITH THE SECURITIES ACT;
         COVENANTS

         7.1      FORM D FILING; REGISTRATION OF SHARES

                  7.1.1    REGISTRATION STATEMENT; EXPENSES

         The Company shall:

         (a) file in a timely manner a Form D relating to the sale of the Shares under this Agreement, pursuant to Securities and Exchange Commission Regulation D.

         (b) as soon as practicable after the Closing Date, but in no event later than the 45th day following the Closing Date, prepare and file with the Commission a Registration Statement on Form S-3 (or, if the Company is ineligible to use Form S-3, then on Form S-1) relating to the sale of the Shares by the Purchasers from time to time on the Nasdaq National Market (or the facilities of any national securities exchange on which the Company's Common Stock is then traded) or in privately negotiated transactions (the "Registration Statement");

         (c) provide to Purchasers any information required to permit the sale of the Shares under rule 144A of the Securities Act;

         (d) subject to receipt of necessary information from the Purchasers, use its best efforts to cause the Commission to notify the Company of the Commission's willingness to declare the Registration Statement effective on or before July 28, 2000;

         (e) notify Purchasers promptly upon the Registration Statement being declared effective by the Commission;

         (f) prepare and file with the Commission such amendments and supplements to the Registration Statement and the Prospectus (as defined in Section 7.3.1 below) and take such other action, if any, as may be necessary to keep the Registration Statement effective until the earlier of (i) two years after the effective date of the Registration Statement, (ii) the date on which the Shares may be resold by the Purchasers without registration or without regard to any volume limitations by reason of Rule 144(k) under the Securities Act or any other rule of similar effect or (iii) all of the Shares have been sold pursuant to the Registration Statement or Rule 144(k) under the Securities Act or any other rule of similar effect;

         (g) promptly furnish to the Purchasers with respect to the Shares registered under the Registration Statement such reasonable number of copies of the Prospectus, including any supplements to or amendments of the Prospectus, in order to facilitate the public sale or other disposition of all or any of the Shares by the Purchasers;

         (h) during the period when copies of the Prospectus are required to be delivered under the Securities Act or the Exchange Act, will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act within the time periods required by the Exchange Act and the rules and regulations promulgated thereunder;

         (i) file documents required of the Company for customary Blue Sky clearance in all states requiring Blue Sky clearance; PROVIDED, HOWEVER, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented; and

         (j) bear all expenses in connection with the procedures in paragraphs
(a) through (f) of this Section 7.1.1 and the registration of the Shares pursuant to the Registration Statement, including fees and expenses of up to $15,000 of one counsel for the Purchasers, but not including any fees and expenses of any other advisers to the Purchasers or brokerage fees and commissions incurred by the Purchasers.

                  7.1.2    DELAY IN EFFECTIVENESS OF REGISTRATION STATEMENT

         In the event that the Registration Statement is not declared effective by July 28, 2000, the Company shall pay to each Purchaser liquidated damages in an amount equal to 0.25% of the total purchase price of the Shares purchased by such Purchaser pursuant to this Agreement for each week after July 28, 2000 that the Registration Statement is not declared effective.

         7.2      TRANSFER OF SHARES AFTER REGISTRATION

         Each Purchaser agrees that it will not effect any disposition of the Shares or its right to purchase the Shares that would constitute a sale within the meaning of the Securities Act, except as contemplated in the Registration Statement referred to in Section 7.1 or as otherwise permitted by law, and that it will promptly notify the Company of any changes in the information set forth in the Registration Statement regarding the Purchaser or its plan of distribution.

         7.3      INDEMNIFICATION

         For the purpose of this Section 7.3, the term "Registration Statement" shall include any preliminary or final prospectus, exhibit, supplement or amendment included in or relating to the Registration Statement referred to in
Section 7.1.

                  7.3.1    INDEMNIFICATION BY THE COMPANY

         The Company agrees to indemnify and hold harmless each of the Purchasers and each person, if any, who controls any Purchaser within the meaning of the Securities Act, against any losses, claims, damages, liabilities or expenses, joint or several, to which such Purchasers or such controlling person may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company, which consent shall not be unreasonably withheld), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, including the Prospectus, financial statements and schedules, and all other documents filed as a part thereof, as amended at the time of effectiveness of the Registration Statement, including any information deemed to be a part thereof as of the time of effectiveness pursuant to paragraph (b) of Rule 430A, or pursuant to Rule 434, of the Rules and Regulations, or the Prospectus, in the form first filed with the Commission pursuant to Rule 424(b) of the Regulations, or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) filing is required (the "Prospectus"), or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state in any of them a material fact required to be stated therein or necessary to make the statements in any of them, in light of the circumstances under which they were made, not misleading, or arise out of or are based in whole or in part on any inaccuracy in the representations and warranties of the Company contained in this Agreement, or any failure of the Company to perform its obligations under this Agreement or under law, and will reimburse each Purchaser and each such controlling person for any legal and other expenses as such expenses are reasonably incurred by such Purchaser or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; PROVIDED, HOWEVER, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus or any amendment or supplement of the Registration Statement or Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Purchaser expressly for use in the Registration Statement or the Prospectus, or (ii) the failure of such Purchaser to comply with the covenants and agreements contained in Sections 5.2 or 7.2 of this Agreement respecting resale of the Shares, or
(iii) the inaccuracy of any representations made by such Purchaser in this Agreement or (iv) any untrue statement or omission of a material fact required to make such statement not misleading in any Prospectus that is corrected in any subsequent Prospectus that was delivered to the Purchaser before the pertinent sale or sales by the Purchaser.

                  7.3.2    INDEMNIFICATION BY THE PURCHASER

         Each Purchaser will severally and not jointly indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act, against any losses, claims, damages, liabilities or expenses to which the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Purchaser, which consent shall not be unreasonably withheld) insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon (i) any failure on the part of such Purchaser to comply with the covenants and agreements contained in Sections 5.2 or 7.2 of this Agreement respecting the sale of the Shares or (ii) the inaccuracy of any representation made by such Purchaser in this Agreement or (iii) any untrue or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement to the Registration Statement or Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Purchaser expressly for use therein; PROVIDED, HOWEVER, that the Purchaser shall not be liable for any such untrue or alleged untrue statement or omission or alleged omission of which the Purchaser has delivered to the Company in writing a correction before the occurrence of the transaction from which such loss was incurred, and the Purchaser will reimburse the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person for any legal and other expense reasonably incurred by the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action.

                  7.3.3    INDEMNIFICATION PROCEDURE

         (a) Promptly after receipt by an indemnified party under this Section
7.3 of notice of the threat or commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 7.3, promptly notify the indemnifying party in writing of the claim; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise under the indemnity agreement contained in this
Section 7.3 or to the extent it is not prejudiced as a result of such failure.

         (b) In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; PROVIDED, HOWEVER, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be a conflict between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7.3 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless:

                  (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by such indemnifying party representing all of the indemnified parties who are parties to such action) or

                  (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of action, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party. Notwithstanding the provisions of this
Section 7.3, the Purchaser shall not be liable for any indemnification obligation under this Agreement in excess of the amount of gross proceeds received by the Purchaser from the sale of the Shares.

                  7.3.4    CONTRIBUTION

         If the indemnification provided for in this Section 7.3 is required by its terms but is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party under this Section 7.3 in respect to any losses, claims, damages, liabilities or expenses referred to in this Agreement, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any losses, claims, damages, liabilities or expenses referred to in this Agreement

         (a) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Purchaser from the placement of Common Stock or

         (b) if the allocation provided by clause (a) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (a) above but the relative fault of the Company and the Purchaser in connection with the statements or omissions or inaccuracies in the representations and warranties in this Agreement that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.

         The respective relative benefits received by the Company on the one hand and each Purchaser on the other shall be deemed to be in the same proportion as the amount paid by such Purchaser to the Company pursuant to this Agreement for the Shares purchased by such Purchaser that were sold pursuant to the Registration Statement bears to the difference (the "Difference") between the amount such Purchaser paid for the Shares that were sold pursuant to the Registration Statement and the amount received by such Purchaser from such sale. The relative fault of the Company and each Purchaser shall be determined by reference to, among other things, whether the untrue or alleged statement of a material fact or the omission or alleged omission to state a material fact or the inaccurate or the alleged inaccurate representation or warranty relates to information supplied by the Company or by such Purchaser and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in
Section 7.3.3, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 7.3.3 with respect to the notice of the threat or commencement of any threat or action shall apply if a claim for contribution is to be made under this Section 7.3.4; PROVIDED, HOWEVER, that no additional notice shall be required with respect to any threat or action for which notice has been given under Section 7.3 for purposes of indemnification. The Company and each Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 7.3 were determined solely by pro rata allocation (even if the Purchaser were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph. Notwithstanding the provisions of this Section 7.3, no Purchaser shall be required to contribute any amount in excess of the amount by which the Difference exceeds the amount of any damages that such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Purchasers' obligations to contribute pursuant to this Section 7.3 are several and not joint.

         7.4      TERMINATION OF CONDITIONS AND OBLIGATIONS

         The restrictions imposed by Section 5 or this Section 7 upon the transferability of the Shares shall cease and terminate as to any particular number of the Shares upon the passage of two years from the effective date of the Registration Statement covering the Shares or at such time as an opinion of counsel satisfactory in form and substance to the Company shall have been rendered to the effect that such conditions are not necessary in order to comply with the Securities Act.

         7.5      INFORMATION AVAILABLE

         So long as the Registration Statement is effective covering the resale of Shares owned by any Purchaser, the Company will furnish to such Purchaser:

         (a) as soon as practicable after available (but in the case of the Company's Annual Report to Shareholders, within 120 days after the end of each fiscal year of the Company), one copy of

                  (i) its Annual Report to Shareholders (which Annual Report shall contain financial statements audited in accordance with generally accepted accounting principles by a national firm of certified public accountants);

                  (ii) if not included in substance in the Annual Report to Shareholders, its Annual Report on Form 10-K;

                  (iii) if not included in substance in its Quarterly Reports to Shareholders, its quarterly reports on Form 10-Q; and

                  (iv) a full copy of the particular Registration Statement covering the Shares (the foregoing, in each case, excluding exhibits);

         (b) upon the request of the Purchaser, a reasonable number of copies of the Prospectus to supply to any other party requiring the Prospectus.

         7.6      RULE 144 INFORMATION

         For two years after the date of this Agreement, the Company shall file all reports required to be filed by it under the Securities Act, the Rules and Regulations and the Exchange Act and shall take such further action to the extent required to enable the Purchasers to sell the Shares pursuant to Rule 144 under the Securities Act (as such rule may be amended from time to time).

         7.7      STOCK OPTION MATTERS

         The Company shall, within thirty (30) days of the Closing Date, adopt such amendments to the Company Plans and the Company's By-laws to provide that:

         (a) the exercise price of any and all option grants made under the Company Plans, or pursuant to other arrangements or agreements, shall be equal to, or in excess of, the fair market value of the Company's common stock on the date of grant; and

         (b) the Company shall not, without the prior written consent of its stockholders, adopt any plan providing for decreases in the exercise price of stock option grants made under the Company Plans, or pursuant to other arrangements or agreements.

              7.7.2    STOCK OPTION PRICING.

8.       BROKER'S FEE

         The Purchasers acknowledge that the Company intends to pay to Chase Securities, Inc., the placement agent, a fee in respect of the sale of the Shares to certain of the Purchasers. Each of the parties to this Agreement hereby represents that, on the basis of any actions and agreements by it, there are no other brokers or finders entitled to compensation in connection with the sale of the Shares to the Purchasers.

9.       NOTICES

         All notices, requests, consents and other communications under this Agreement shall be in writing, shall be mailed by first-class registered or certified airmail, confirmed facsimile or nationally recognized overnight express courier postage prepaid, and shall be delivered as addressed as follows:

         (a) if to the Company, to:

                  Valentis, Inc.
                  863A Mitten Road
                  Burlingame, CA 94010
                  Attention: Benjamin F. McGraw
                  with a copy to:

                  Cooley Godward
                  Five Palo Alto Square
                  3000 El Camino Real
                  Palo Alto, CA 94306-2155
                  Attention: Alan C. Mendelson

or to such other person at such other place as the Company shall designate to the Purchaser in writing; and

         (b) if to a Purchaser, at its address as set forth on the signature page to this Agreement, or at such other address or addresses as may have been furnished to the Company in writing.

         Such notice shall be deemed effectively given upon confirmation of receipt by facsimile, one business day after deposit with such overnight courier or three days after deposit of such registered or certified airmail with the U.S. Postal Service, as applicable.

10.      MODIFICATION; AMENDMENT

         This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Purchasers of a majority of the Shares sold pursuant to this Agreement.

11.      TERMINATION

This Agreement may be terminated as to any Purchaser, at the option of such Purchaser, if the Closing has not occurred on or before thirty (30) days from the date of this Agreement.

12.      EXPENSES

         Each party to this Agreement shall pay its own fees and expenses incident to the negotiation, preparation and execution of this Agreement and related documents (including legal and accounting fees and expenses).

13.      HEADINGS

The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

14.      SEVERABILITY

         If any provision contained in this Agreement should be held to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained in this Agreement shall not in any way be affected or impaired thereby.

15.      GOVERNING LAW

         This Agreement shall be governed by and construed in accordance with the laws of the state of Delaware and the federal law of the United States of America.

16.      NO CONFLICTS OF INTEREST.

         The Company represents, warrants and covenants that, to the best of its knowledge, no officer or employee of the State of Wisconsin Investment Board has or will receive, directly or indirectly, a personal interest in the Company or its property or anything of substantial economic value for his or her private benefit from the Company, or anyone acting on its behalf, in connection with the investment made pursuant to this Agreement.

17.      COUNTERPARTS

         This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party to this Agreement and delivered to the other parties.



                            [Signature pages follow]

         IN WITNESS WHEREOF, the parties to this Agreement have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

                                 VALENTIS, INC.



                                 By:      /s/ Bennet Weintraub
                                          ---------------------------
                                 Name:    Bennet Weintraub
                                          ---------------------------
                                 Its:     CFO, VP Finance
                                          ---------------------------











                                 VALENTIS, INC.
                            SHARE PURCHASE AGREEMENT
                                 SIGNATURE PAGE

         IN WITNESS WHEREOF, the parties to this Agreement have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

                                 STATE OF WISCONSIN INVESTMENT BOARD

                                 By:               /s/ John F. Nelson
                                                   -----------------------------
                                 Name:             John F. Nelson
                                                   -----------------------------
                                 Title:            Investment Director
                                                   -----------------------------
                                 Address:

                                                   121 E. Wilson Street
                                                   -----------------------------
                                                   Madison, WI 53702
                                                   -----------------------------
                                 Facsimile:        608-266-2436
                                                   -----------------------------


                                 VALENTIS, INC.
                            SHARE PURCHASE AGREEMENT
                                 SIGNATURE PAGE

         IN WITNESS WHEREOF, the parties to this Agreement have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

                    BSI - SA - LUGANO - SWITZERLAND

                    By:               /s/ B. Ripamonti     /s/ A. De Angelis
                                      ------------------------------------------
                    Name:             B. Ripamonti          A. De Angelis
                                      ------------------------------------------
                    Title:            Vice President        First Vice President
                                      ------------------------------------------
                    Address:

                                      Via Magatti 2
                                      ------------------------------------------
                                      6900 Lugano
                                      ------------------------------------------
                                      Switzerland
                                      ------------------------------------------
                    Facsimile:        +41-91-809-4346
                                      ------------------------------------------

         P.S. ABOUT OUR COMPANY NAME, PLEASE SEE THE ATTACHED DECLARATION.


                                 VALENTIS, INC.
                            SHARE PURCHASE AGREEMENT
                                 SIGNATURE PAGE

         IN WITNESS WHEREOF, the parties to this Agreement have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

                                 COMPANIA INTERNACIONAL FINANCIERA

                                 By:               /s/ Yomi Rodrig
                                                   -----------------------------
                                 Name:             Yomi Rodrig
                                                   -----------------------------
                                 Title:
                                                   -----------------------------
                                 Address:          c/o Back Office Solutions
                                                   -----------------------------
                                                   31 Boulevard Helvetique
                                                   -----------------------------
                                                   CH - 1244 Geneve 3
                                                   -----------------------------
                                                   Switzerland
                                                   -----------------------------
                                 Facsimile:        +41-22- 707-0589
                                                   -----------------------------


                                 VALENTIS, INC.
                            SHARE PURCHASE AGREEMENT
                                 SIGNATURE PAGE

         IN WITNESS WHEREOF, the parties to this Agreement have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

                                 BANCA INTERMOBILIARE DI INVESTIMENTI E GESTIONI

                                 By:               /s/ Pietro D'Aqui
                                                   -----------------------------
                                 Name:             Pietro D'Aqui
                                                   -----------------------------
                                 Title:            Chief Executive Officer
                                                   -----------------------------
                                 Address:

                                                   Via Gransei No. 7
                                                   -----------------------------
                                                   70121 Torino
                                                   -----------------------------
                                                   Italy
                                                   -----------------------------
                                 Facsimile:        +33-011-516-2618
                                                   -----------------------------


                                 VALENTIS, INC.
                            SHARE PURCHASE AGREEMENT
                                 SIGNATURE PAGE

         IN WITNESS WHEREOF, the parties to this Agreement have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.


                                 PURCHASERS:

                                 BAYSTAR CAPITAL, LP

                                 By:               /s/ Steven Lamar
                                                   -----------------------------
                                 Name:             Steven Lamar
                                                   -----------------------------
                                 Title:            Managing Partner
                                                   -----------------------------
                                 Address:
                                                   425 Market Street, 22nd Floor
                                                   -----------------------------
                                                   San Francisco, CA 94105
                                                   -----------------------------
                                 FACSIMILE:        415-512-6488
                                                   -----------------------------


                                 VALENTIS, INC.
                            SHARE PURCHASE AGREEMENT
                                 SIGNATURE PAGE

         IN WITNESS WHEREOF, the parties to this Agreement have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.



                                 PURCHASERS:

                                 BAYSTAR INTERNATIONAL LTD

                                 By:               /s/ Steven Lamar
                                                   -----------------------------
                                 Name:             Steven Lamar
                                                   -----------------------------
                                 Title:            Managing Partner
                                                   -----------------------------
                                 Address:
                                                   425 Market Street, 22nd Floor
                                                   -----------------------------
                                                   San Francisco, CA 94105
                                                   -----------------------------
                                 Facsimile:        415-512-6488
                                                   -----------------------------


                                 VALENTIS, INC.
                            SHARE PURCHASE AGREEMENT
                                 SIGNATURE PAGE

          IN WITNESS WHEREOF, the parties to this Agreement have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

                                 PARK PLACE CAPITAL
                                 on behalf of Leonardo Capital Fund Limited

                                 By:               /s/ G. Ciardi
                                                   -----------------------------
                                 Name:             Mr. G. Ciardi
                                                   -----------------------------
                                 Title:            M. Director
                                                   -----------------------------
                                 Address:

                                                   25 St. James Street
                                                   -----------------------------
                                                   London SW1 A1HA
                                                   -----------------------------
                                                   England
                                                   -----------------------------
                                 Facsimile:        +44-971-930-0415
                                                   -----------------------------


                                 VALENTIS, INC.
                            SHARE PURCHASE AGREEMENT
                                 SIGNATURE PAGE

         IN WITNESS WHEREOF, the parties to this Agreement have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

                                 FRAMLINGTON ASSET MANAGEMENT FOR
                                 MUNDER HEALTHCARE FUND

                                 By:               /s/ Bill Kennedy
                                                   -----------------------------
                                 Name:             Bill Kennedy
                                                   -----------------------------
                                 Title:            Treasury Manager
                                                   -----------------------------
                                 Address:

                                                   155 Bishopsgate
                                                   -----------------------------
                                                   London, EC2M 3XJ
                                                   -----------------------------
                                                   England
                                                   -----------------------------
                                 Facsimile:        +44-171-330-6525
                                                   -----------------------------


                                 For the purchase of 120,000 shares


                                 VALENTIS, INC.
                            SHARE PURCHASE AGREEMENT
                                 SIGNATURE PAGE

IN WITNESS WHEREOF, the parties to this Agreement have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

                                 MERLIN BIOMED, L.P.

                                 Signature:        /s/ Norman Schleifer
                                                   -----------------------------
                                 Name:             Norman Schleifer
                                                   -----------------------------
                                 Title:            CFO
                                                   -----------------------------
                                 Address:

                                                   230 Park Avenue
                                                   -----------------------------
                                                   Suite 928
                                                   -----------------------------
                                                   New York, NY 10169
                                                   -----------------------------
                                 Facsimile:        646-227-5201
                                                   -----------------------------


                                 VALENTIS, INC.
                            SHARE PURCHASE AGREEMENT
                                 SIGNATURE PAGE

         IN WITNESS WHEREOF, the parties to this Agreement have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

                                 MERLIN BIOMED INT'L LTD

                                 Signature:        /s/ Norman Schleifer
                                                   -----------------------------
                                 Name:             Norman Schleifer
                                                   -----------------------------
                                 Title:            CFO
                                                   -----------------------------
                                 Address:

                                                   230 Park Avenue
                                                   -----------------------------
                                                   Suite 928
                                                   -----------------------------
                                                   New York, NY 10169
                                                   -----------------------------
                                 Facsimile:        646-227-5201
                                                   -----------------------------


                                 VALENTIS, INC.
                            SHARE PURCHASE AGREEMENT
                                 SIGNATURE PAGE

         IN WITNESS WHEREOF, the parties to this Agreement have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

                                 FINSBURY TECHNOLOGY TRUST PLC

                                 By:               /s/ Illegible
                                                   -----------------------------
                                 Name:             For and on behalf of
                                                   -----------------------------
                                                   Rea Brothers Limited
                                                   -----------------------------
                                 Title:            Secretary
                                                   -----------------------------
                                 Address:

                                                   12 Appold Street
                                                   -----------------------------
                                                   London EC2A 2AW
                                                   -----------------------------
                                                   England
                                                   -----------------------------
                                 Facsimile:        +44-207-377-6458
                                                   -----------------------------


                                 VALENTIS, INC.
                            SHARE PURCHASE AGREEMENT
                                 SIGNATURE PAGE

         IN WITNESS WHEREOF, the parties to this Agreement have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

                                 FINSBURY LIFE SCIENCES INVESTMENT TRUST PLC

                                 By:               /s/ Illegible
                                                   -----------------------------
                                 Name:             For and on behalf of
                                                   -----------------------------
                                                   Rea Brothers Limited
                                                   -----------------------------
                                 Title:            Secretary
                                                   -----------------------------
                                 Address:

                                                   12 Appold Street
                                                   -----------------------------
                                                   London EC2A 2AW
                                                   -----------------------------
                                                   England
                                                   -----------------------------
                                 Facsimile:        +44-207-377-6458
                                                   -----------------------------


                                 VALENTIS, INC.
                            SHARE PURCHASE AGREEMENT
                                 SIGNATURE PAGE

         IN WITNESS WHEREOF, the parties to this Agreement have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

                                 AL-BANK AL-SAUDI AL-ALAMI LTD

                                 By:               /s/ Anne Marieke Ezendam
                                                   -----------------------------
                                 Name:             Anne Marieke Ezendam
                                                   -----------------------------
                                 Title:            Healthcare Analyst
                                                   -----------------------------
                                 Address:

                                                   One Knightsbridge
                                                   -----------------------------
                                                   London SW1X 7XS
                                                   -----------------------------
                                                   England
                                                   -----------------------------
                                 Facsimile:        +44-207-259-3340
                                                   -----------------------------


                                 VALENTIS, INC.
                            SHARE PURCHASE AGREEMENT
                                 SIGNATURE PAGE

         IN WITNESS WHEREOF, the parties to this Agreement have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

                                 WERNER LIVING TRUST DATED 6/4/91

                                 Signature:        /s/ Thomas Werner
                                                   -----------------------------
                                 Name:             Thomas Werner
                                                   -----------------------------
                                 Title:            Trustee
                                                   -----------------------------
                                 Address:

                                                   3110 Main Street, Suite 300
                                                   -----------------------------
                                                   Santa Monica, CA 90405
                                                   -----------------------------
                                 Facsimile:        310-392-3541
                                                   -----------------------------
                                 Shares Purchased: 27,500


                                 VALENTIS, INC.
                            SHARE PURCHASE AGREEMENT
                                 SIGNATURE PAGE

         IN WITNESS WHEREOF, the parties to this Agreement have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

                                 UNITED OAK, INC.

                                 Signature:        /s/ Paul D. Wachter
                                                   -----------------------------
                                 Name:             Paul D. Wachter
                                                   -----------------------------
                                 Title:            Vice President
                                                   -----------------------------
                                 Address:

                                                   3110 Main Street, Suite 300
                                                   -----------------------------
                                                   Santa Monica, CA 90405
                                                   -----------------------------
                                 Facsimile:        310-392-3541
                                                   -----------------------------
                                 Shares Purchased: 27,500


                                 VALENTIS, INC.
                            SHARE PURCHASE AGREEMENT
                                 SIGNATURE PAGE

         IN WITNESS WHEREOF, the parties to this Agreement have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

                                 JEAN GOUTAL

                                 Signature:        /s/ Jean Goutal
                                                   -----------------------------
                                 Address:

                                                   3110 Main Street, Suite 300
                                                   -----------------------------
                                                   Santa Monica, CA 90405
                                                   -----------------------------
                                 Facsimile:        310-392-3541
                                                   -----------------------------
                                 Shares Purchased: 6,000


                                 VALENTIS, INC.
                            SHARE PURCHASE AGREEMENT
                                 SIGNATURE PAGE

          IN WITNESS WHEREOF, the parties to this Agreement have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

                                 WACHTER FAMILY TRUST

                                 Signature:        /s/ Paul D. Wachter
                                                   -----------------------------
                                 Title:            Trustee
                                                   -----------------------------
                                 Address:

                                                   3110 Main Street, Suite 300
                                                   -----------------------------
                                                   Santa Monica, CA 90405
                                                   -----------------------------
                                 Facsimile:        310-392-3541
                                                   -----------------------------
                                 Shares Purchased: 6,000


                                 VALENTIS, INC.
                            SHARE PURCHASE AGREEMENT
                                 SIGNATURE PAGE

          IN WITNESS WHEREOF, the parties to this Agreement have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

                                 DAVID CAPELL

                                 Signature:        /s/ David Capell
                                                   -----------------------------
                                 Address:

                                                   3110 Main Street, Suite 300
                                                   -----------------------------
                                                   Santa Monica, CA 90405
                                                   -----------------------------
                                 Facsimile:        310-392-3541
                                                   -----------------------------
                                 Shares Purchased: 4,000


                                 VALENTIS, INC.
                            SHARE PURCHASE AGREEMENT
                                 SIGNATURE PAGE

         IN WITNESS WHEREOF, the parties to this Agreement have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

                                 GREGORY ALEXANDER

                                 Signature:        /s/ Gregory Alexander
                                                   -----------------------------
                                 Address:

                                                   3110 Main Street, Suite 300
                                                   -----------------------------
                                                   Santa Monica, CA 90405
                                                   -----------------------------
                                 Facsimile:        310-392-3541
                                                   -----------------------------
                                 Shares Purchased: 4,000


                                 VALENTIS, INC.
                            SHARE PURCHASE AGREEMENT
                                 SIGNATURE PAGE

                                   SCHEDULE A

                                   PURCHASERS


PURCHASER                                          NUMBER OF SHARES    PURCHASE PRICE
---------------------------------------------      ----------------    --------------
BayStar Capital LP                                     120,000          $  1,200,000
BayStar International LTD                               80,000          $     80,000
Lares & Co. (Trustee and Custodial Agent for           120,000          $  1,200,000
Munder Healtcare Fund) (Framlington Asset
Management)
Gregory Alexander (Main Street Advisors)                 4,000          $     40,000
Jean Goutal (Main Street Advisors)                       6,000          $     60,000
United Oak, Inc. (Main Street Advisors)                 27,500          $    275,000
Wachter Family Trust Dated 3/1/96, Paul                  6,000          $     60,000
Wachter, Trustee (Main Street Advisors)
Werner Living Trust Dated 6/4/91, Thomas                27,500          $    275,000
Werner, Trustee (Main Street Advisors)
David Capell (Main Street Advisors)                      4,000          $     40,000
Merlin BioMed L.P.                                      60,000          $    600,000
Merlin BioMed Int'l, Ltd                                60,000          $    600,000
Hare & Co. (Custodian for Finsbury Technology           25,609          $    256,090
Trust PLC) (Reabourne Limited)
Hare & Co. (Custodian for Finsbury Life                 34,391          $    343,910
Sciences Investment Trust PLC) (Reabourne
Limited)
Al-Bank Al-Saudi Al-Alami Ltd (Saudi                    20,000          $    200,000
International Bank)
Compania Internacional Financiera SA                   200,000          $  2,000,000
Banca Intermobiliare de Investimenti e Gestioni        200,000          $  2,000,000
State of Wisconsin Investment Board                   500,0001          $  5,000,000
BSI SA - Lugano - Switzerland (Banca della             300,000          $  3,000,000
Svizzera Italiana)
Leonardo Capital Fund (Park Place Capital)             120,000          $  1,200,000
TOTAL:                                               1,915,000          $ 19,150,000


----------
(1) To be issued in two Certificates (in 400,000 and 100,000 denominations).


                                       1.

                                    EXHIBIT A


April ___, 2000



To the Purchasers of
Common Stock of Valentis, Inc.
listed on Exhibit A attached hereto

Ladies and Gentlemen:

We have acted as counsel for Valentis, Inc., a Delaware corporation (the "Company"), in connection with the issuance and sale to you of 1,915,000 shares of the Company's Common Stock (the "Shares") pursuant to the Share Purchase Agreement dated as of April 6, 2000 between the Company and each of the Purchasers listed on Exhibit A hereto (the "Agreement"). We are rendering this opinion pursuant to Section 3(d)(iii) of the Agreement. Except as otherwise defined herein, capitalized terms used but not defined herein have the respective meanings given to them in the Agreement.

In connection with this opinion, we have examined and relied upon the representations and warranties as to factual matters contained in and made pursuant to the Agreement by the various parties and originals or copies certified to our satisfaction, of such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. Where we render an opinion "to the best of our knowledge" or concerning an item "known to us" or our opinion otherwise refers to our knowledge, it is based solely upon (i) an inquiry of attorneys within this firm who perform legal services for the Company, (ii) receipt of a certificate executed by an officer of the Company covering such matters, and (iii) such other investigation, if any, that we specifically set forth herein.

In rendering this opinion, we have assumed: the genuineness and authenticity of all signatures on original documents; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents (except the due authorization, execution and delivery by the Company of the Agreement), where authorization, execution and delivery are prerequisites to the effectiveness of such documents. We have also assumed: that all individuals executing and delivering documents had the legal capacity to so execute and deliver; that you have received all documents you were to receive under the Agreement; that the Agreement is an obligation binding upon you; and, that you have filed any required California franchise or income tax returns and have paid any required California franchise or income taxes. In rendering this opinion we have also assumed that there are no extrinsic agreements or understandings among the parties to the Agreement that would modify or interpret the terms of the Agreement or the respective rights or obligations of the parties thereunder.

Our opinion is expressed only with respect to the federal laws of the United States of America, the laws of the State of California and the General Corporation Law of the State of Delaware. We express no opinion as to whether the laws of any particular jurisdiction apply, and no opinion to the extent that the laws of any jurisdiction other than those identified above are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof.

On the basis of the foregoing, in reliance thereon and with the foregoing qualifications, we are of the opinion that:

1. The Company has been duly incorporated and is validly existing in good standing under the laws of the State of Delaware. The Company is qualified to do business as a foreign corporation and is in good standing in the State of California. The Company has the requisite corporate power to own or lease its property and assets and to conduct its business as currently conducted.

2. The Agreement has been duly authorized by all necessary corporate action on the part of the Company and has been duly executed and delivered on behalf of the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium and other laws of general applicability relating to or affecting creditors' rights, (ii) as limited by equitable principles generally and limitations on the availability of equitable remedies, whether such enforceability is considered in a proceeding in equity or at law, and (iii) as to those provisions of Section 7.3 of such Agreement relating to indemnity or contribution.

3. The Shares have been duly authorized and when issued, delivered and paid for in accordance with the terms of the Agreement, will be validly issued, fully paid and nonassessable.


                                       1.

4. Except as set forth in the Agreement, to our knowledge there is no action, proceeding or investigation pending or overtly threatened in writing against the Company which could reasonably be anticipated to result, either individually or in the aggregate, in any material adverse change in the assets, financial condition or operations of the Company.

5. The offer and sale of the Shares by the Company to the Purchasers is exempt from the registration requirements of the Securities Act of 1933, as amended, subject to timely filing of a Form D pursuant to Securities and Exchange Commission Regulation D.

6. The execution and delivery of the Agreement by the Company and the consummation of the sale of the Shares by the Company as contemplated therein do not violate any provisions of the Company's Certificate of Incorporation or By-laws.

7. All consents, approvals, authorizations, or orders of, and filings, registrations and qualifications with any regulatory authority or governmental body in the United States required for the issuance by the Company of the Shares as contemplated by the Agreements, have been made or obtained, except for (i) the filing of a Form D pursuant to Securities and Exchange Commission Regulation D, and (ii) the filing of a Form D with the Securities Commissioners of the following states: California, New Jersey and Wisconsin.

This opinion is intended solely for your benefit and is not to be made available to or be relied upon by any other person, firm, or entity without our prior written consent.

Very truly yours,



By:_________________________
      Alan C. Mendelson


                                       2.

                                    EXHIBIT B


                             SCHEDULE OF EXCEPTIONS


In connection with that certain Share Purchase Agreement dated as of April 6, 2000 by and among Valentis, Inc. (the "Company") and the persons and entities listed on the Schedule A attached thereto (the "Agreement"), the Company hereby delivers this Schedule of Exceptions to the Company's representations and warranties given in the Agreement. The section numbers in this Schedule of Exceptions correspond to the section numbers in the Agreement; PROVIDED, HOWEVER, that any information disclosed herein under any section number shall be deemed to be disclosed and incorporated in any other section of the Agreement where such disclosure would be appropriate. Disclosure of any information or document herein is not a statement or admission that it is material or required to be disclosed herein. References to any document do not purport to be complete and are qualified in their entirety by the document itself. Capitalized terms used but not defined herein shall have the same meanings given them in the Agreement.

4.1      ORGANIZATION AND QUALIFICATION

         The Company has one wholly owned subsidiary, PolyMASC Pharmaceuticals plc, which is incorporated in England and Wales.

4.9      NO ACTIONS

         Prior to its merger with the Company in March 1999 (the "Merger"), GeneMedicine, Inc., a Delaware corporation ("GeneMedicine"), entered into an exclusive license agreement with Vanderbilt University ("Vanderbilt") for Vanderbilt's European Patent # 452457B1 (the "Vanderbilt Patent"), covering the systemic delivery of genes using cationic lipids. Prior to the closing of the Merger, the Company (then known as Megabios Corp.) filed an opposition to the Vanderbilt Patent. Transgene S.A. ("Transgene") also filed an opposition to the Vanderbilt Patent. Since the closing of the Merger, no activity has occurred in these opposition proceedings. The Company, which assumed GeneMedicine's license to the Vanderbilt Patent upon completion of the Merger, is currently in the process of renegotiating such license with Vanderbilt. Upon completion of these negotiations, the Company intends to withdraw its opposition to the Vanderbilt Patent and expects to assume defense of the Vanderbilt Patent against Transgene.

4.10     INTELLECTUAL PROPERTY

         (b)      See 4.9 above.

         (c)      See 4.9 above.

         (e)      See 4.9 above.


                                       1.

                                   APPENDIX I

                                 VALENTIS, INC.

                         STOCK CERTIFICATE QUESTIONNAIRE




         Pursuant to Section 3 of the Agreement, please provide us with the following information:

1. The exact name that your Shares are to be registered in (this is the name that will appear on your stock certificate(s)). You may use a nominee name if appropriate:

         ----------------------------------

2. The relationship between the Purchaser of the Shares and the Registered Holder listed in response to item 1 above:

         ----------------------------------

3. The mailing address of the Registered Holder listed in response to item 1 above:

         ----------------------------------
         ----------------------------------
         ----------------------------------
         ----------------------------------

4. The Social Security Number or Tax Identification Number of the Registered Holder listed in response to item 1 above:

         ----------------------------------


                                       1.

                                   APPENDIX II

                                 VALENTIS, INC.

                      REGISTRATION STATEMENT QUESTIONNAIRE




         In connection with the preparation of the Registration Statement, please provide us with the following information:

1. Pursuant to the "Selling Shareholder" section of the Registration Statement, please state your or your organization's name exactly as it should appear in the Registration Statement:

         -------------------------------------------------------

2. Please provide the number of shares that you or your organization will own immediately after Closing, including those Shares purchased by you or your organization pursuant to this Purchase Agreement and those shares purchased by you or your organization through other transactions:
                      ---------------------------------------------
3. Have you or your organization had any position, office or other material relationship within the past three years with the Company or its affiliates?

                  _____ Yes         _____ No



         If yes, please indicate the nature of any such relationships below:

         -------------------------------------------------------
         -------------------------------------------------------
         -------------------------------------------------------
         -------------------------------------------------------


                                       1.

                                  APPENDIX III

                   PURCHASER'S CERTIFICATE OF SUBSEQUENT SALE




         The undersigned, an officer of, or other person duly authorized by


--------------------------------------------------------------------------------
              [fill in official name of individual or institution]

hereby certifies that he/she/it is the Purchaser of the shares evidenced by the attached certificate, and as such, sold such shares on ________________, 200__ in accordance with Registration Statement number 333-________________, and complied with the requirement of delivering a current prospectus in connection with such sale.

PRINT OR TYPE:

Name of Purchaser (Individual or Institution):


--------------------------------------------------------------------------------

Name of Individual representing Purchaser (if an Institution)


--------------------------------------------------------------------------------

Title of Individual representing Purchaser (if an Institution):


--------------------------------------------------------------------------------

SIGNATURE:

Individual Purchaser or Individual representing Purchaser:


--------------------------------------------------------------------------------


                                       1.